SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

February 13, 2004
Date of Report (Date of earliest event reported)

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	0-029587	65-0705328
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (321) 939-6321

Item 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

                        The registrant has engaged HJ & Associates, L.L.C. as its principal accountant to replace its former principal accountant, Robert C. Seiwell, Jr., CPA (Seiwell). The former accountant was dismissed on January 12, 2004. The decision to change accountants was approved by the Board of Directors of the registrant.

                        During the Registrant’s most recent two fiscal years and during any subsequent interim periods preceding the date of termination, the Company has had no disagreements with Seiwell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                        No accountant’s report on the financial statements for the prior two fiscal years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except such reports did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein. In addition, Seiwell did not advise the Company with regard to any of the following:

1.             That internal controls necessary to develop reliable financial statements did not exist; or

2.         That information has come to the attention of Seiwell, which made them unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or

3.             That the scope of the audit should be expanded significantly, or information has come to the accountant’s attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the accountant’s satisfaction prior to its resignation or dismissal; and Seiwell has been provided with a copy of this disclosure and has furnished a letter to the Company, addressed to the SEC, stating whether they agree with the statements made herein or the stating the reasons in which they do not agree. The letter from Seiwell is filed herewith.

                        During the most recent two fiscal years and during any subsequent interim periods preceding the date of engagement, the registrant has not consulted HJ & Associates, L.L.C. regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Item 5.     OTHER EVENTS

                        None

Item 6.     RESIGNATION OF REGISTRANT’S DIRECTORS

                        None

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements of businesses acquired.

                        None

(b)       Pro forma financial information.

                        None

(c)       Exhibits:

                        16 Letter of Robert C. Seiwell, Jr., CPA.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2004.

IBSG International, Inc.
       (Registrant)

By: /S/ Michael Rivers
Michael Rivers, President